EXHIBIT 11.2
                             QUICKRESPONSE SERVICES, INC.
                          COMPUTATION OF EARNINGS PER SHARE
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)

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
                                                          Three Months Ended             Nine Months Ended
                                                       ------------------------      ------------------------
                                                             September 30,                 September 30,
                                                          1997           1996           1997           1996
                                                       ---------      ---------      ---------      ---------
FULLY-DILUTED SHARES
Weighted average common shares outstanding             8,488,553      8,356,393      8,450,616      8,335,330
Common equivalent shares outstanding                     273,836        291,806        282,598        303,850
                                                       ---------      ---------      ---------      ---------
                                                       8,762,389      8,648,199      8,733,214      8,639,180
                                                       ---------      ---------      ---------      ---------
                                                       ---------      ---------      ---------      ---------

Net earnings                                              $2,254         $1,713         $6,274         $4,595
                                                       ---------      ---------      ---------      ---------
                                                       ---------      ---------      ---------      ---------

Earnings per common and common equivalent share:           $0.26          $0.20          $0.72          $0.53
                                                       ---------      ---------      ---------      ---------
                                                       ---------      ---------      ---------      ---------
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